Exhibit 10.4

[FORM OF ELECTION FORM
FOR EQUITY AWARDS]

Print Name: ___________________________________________________________________

Address: ______________________________________________________________________

Telephone Number: Email:___________________________________________

You are eligible to defer the distribution of Restricted Stock Units or Other Stock-Based Awards (“Equity Award”) that may be granted to you in [YEAR] under the Loews Corporation 2025 Incentive Compensation Plan (the “Plan”). Capitalized terms used but not defined in this election form have the meanings assigned in the Plan.

You must complete this form on or before [DATE] if you want to defer your Equity Award. If you do not make an election, your Equity Award will be granted to you in accordance with the applicable Award Terms. You are not obligated to defer your Equity Award.

Your election to defer will be effective as of January 1, [YEAR]. Please note that your election to defer, once made, is irrevocable and cannot be modified.

1.    Election to Defer Equity Award:

☐    I elect to defer ____% of my Equity Award granted to me in [YEAR] that, to the extent vested, otherwise would be payable in the future. This election is irrevocable.

2.    Time of Distribution:

The portion of my Equity Award that I have elected to defer, to the extent vested, will be distributed to me on the earlier of (i) the fixed date I have selected below, (ii) my termination of service (but only if such termination constitutes a Separation from Service (as defined in Section 409A of the Code)), and (iii) a Change in Control (but only if such Change in Control constitutes a Change in Ownership or Effective Control of the Company or a Change in the Ownership of a Substantial Portion of the Assets of the Company (as defined in Section 409A of the Code)).

(a)    I elect the following date to receive my distributions (unless previously settled in accordance with the immediately preceding paragraph or forfeited):

________________________________________

3.    Form of Payment:

The form in which payment will be made will be a single lump sum distribution (of shares of Stock or cash, in the Company’s discretion).

My Equity Award will continue to be governed by and subject to the terms of the Plan and any relevant Award Terms (including provisions relating to the forfeiture of benefits in the event of my termination of service) and also will be subject to rules analogous to those set forth in Section 17 of the Loews Corporation Deferred Investment Plan, which section is hereby incorporated by reference, mutatis mutandis.

I have been advised by the Company to consult with my own lawyer, accountant, tax and/or financial advisor(s) to discuss the consequences of this election.

Date:
Signature

Name

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